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                                                               EXHIBIT NO. 10(r)

                              RETIREMENT AGREEMENT


         This RETIREMENT AGREEMENT is made and entered into as of the 15th day of October, 2003, by and between JULIAN W. BANTON, an individual ("Executive"), and SOUTHTRUST CORPORATION, a Delaware corporation (the "Company"), and SOUTHTRUST BANK, an Alabama banking corporation and a subsidiary of the Company (the "Bank").

                                   WITNESSETH:

         WHEREAS, the Executive has served the Company and the Bank in an executive capacity for a number of years; and

         WHEREAS, the Executive has served as the Chairman, Chief Executive Officer and as a director of the Bank and is currently serving as the President of the Company, and as a director of the Company; and

         WHEREAS, the Executive has provided significant, outstanding and superlative service to the Company and the Bank during his employment; and

         WHEREAS, the Executive has determined to retire from active employment with the Company and the Bank and the Company and the Bank have determined to accept the Executive's decision to retire, and have determined further to provide certain retirement and other benefits to Executive not otherwise currently provided for, all as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the terms, conditions, covenants and premises herein contained, it is mutually agreed by and between the Executive, the Company and the Bank as follows:


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         1.       Retirement. The Company, the Bank and the Executive
                  acknowledge and agree that the Executive, at the Executive's election, has determined to retire prior to attaining age sixty-five (65) ("Early Retirement"). For purposes of determining the benefits to be paid to Executive from the SouthTrust Corporation Retirement Income Plan, as amended (the "Retirement Plan"), the SouthTrust Corporation Additional Retirement Benefit Plan, as amended ("the Additional Plan"), the SouthTrust Corporation Performance Incentive Retirement Benefit Plan, as amended (the "Performance Incentive Plan"), the SouthTrust Corporation Enhanced Retirement Benefit Plan, as amended (the "Enhanced Plan"), and the SouthTrust Corporation Executive Management Retirement Plan, as amended (the "Executive Management Plan") (collectively, the "Plans"), the Executive shall be deemed to have continued employment with the Company as an "Eligible Employee," as defined in the Retirement Plan until age sixty-five (65). Additionally, Executive's rate of compensation as of October 15, 2003 shall be deemed to have continued until age sixty-five (65). The benefits due the Executive under the Plans shall not be actuarially reduced due to commencement of benefit payment prior to his attainment of age 65. The Company may, in its sole discretion and to the extent allowed by law, amend the Plans to provide the benefits provided for hereunder. Alternatively, the Company may pay directly the difference between the benefits under the Plans as calculated as provided hereunder and the benefits that would have been paid from the Plans in the absence of this Agreement. In the event the Company elects not to amend the Plans, the Company shall establish a trust, substantially in the form of Exhibit A hereto, for the benefit of Executive and shall transfer to such trust an amount equal to the actuarially determined amount necessary to provide for the payments hereunder.

         2. Additional Compensation. The Company shall establish a bookkeeping account as of January 1, 2004 in the name of the Executive and shall credit such account with the sum of $500,000. Such account shall be credited with interest at a rate equal to the interest rate at which accounts are credited under the SouthTrust Deferred Compensation Plan. Beginning on April 1, 2004 and as of the beginning


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                  of each calendar quarter thereafter until January 1, 2015, the
                  Company shall pay to Executive an amount equal to the balance of such bookkeeping account divided by the number of such quarterly installments remaining. In the event of Executive's death prior to January 1, 2015, the payments required hereunder shall be paid to the Executive's designated beneficiary. The Company shall establish a trust, substantially in the form of Exhibit A hereto, for the benefit of Executive and shall promptly transfer to such trust
                  $500,000 as well as any amounts required in the future to provide for the interest accrued on the Deferred Compensation Account. Such additional deposits for interest shall be made to the Trust at least on an annual basis.

         3. Split Dollar Life Insurance. Prior to December 31, 2003, the Company and the Executive shall determine and effect a mutually agreeable disposition of the Split Dollar Agreements between the Company and The JWB Trust with respect to policies of life insurance on the last to die of the Executive and his wife.

         4. Medical Insurance Benefits. The Company agrees that it will maintain, until the Executive attains age sixty-five (65), medical and health insurance covering the Executive and the Executive's dependents at the same level as such insurance is maintained for a full-time employee of the Company occupying a position comparable to that occupied by the Executive immediately prior to Early Retirement. In the event the Company shall cease to maintain medical or health insurance for its full-time employees or shall cease to have full-time employees at any time prior to the Executive's sixty-fifth
                  (65th) birthday, the Company shall maintain medical and health insurance covering the Executive at the same level as such insurance was maintained for a full-time employee of the Company occupying a position comparable to that occupied by the Executive immediately prior to Early Retirement at the last point in time the Company so maintained medical and health insurance for its full-time employees.

         5. Office and Support. The Executive shall be furnished office space in Birmingham, Alabama at a location mutually agreeable to the Company and the


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                  Executive. The Executive shall be furnished with secretarial and office support at a level mutually acceptable to Executive and the Company. The office space and secretarial and office support shall be provided to the Executive until the earlier of the date of the Executive's 65th birthday or the date the Executive notifies the Company that Executive no longer requires such office space and secretarial support.

         6.       Certain Additional Benefits.

                  (a) Automobile Transfer. The Company and the Executive agree that the Company will, without charge to the Executive, permit the Executive to retain any automobile owned by the Company which the Executive may be using at Early Retirement, and the Company agrees to execute a bill of sale, or such other instrument and documentation as may be necessary, vesting title to such automobile in the Executive.

                  (b) Club Membership. The Company also agrees, until the Executive attains age sixty-five (65), to pay, on behalf of the Executive, all dues and other charges necessary in order to enable the Executive to be a member of the Mountain Brook Country Club in Birmingham, Alabama.

                  (c) Financial Advisory Services. The Company agrees, until the Executive attains age seventy (70), to pay, on behalf of Executive, financial planning and advisory fees to AYCO.

         7. Taxes. Executive shall be responsible for and pay any income taxes due or owing by Executive as the result of the Company's providing hereunder any of the benefits or services to the Executive or Executive's dependents.

         8. Resignation as Director and Trustee. Executive has previously resigned, effective as of October 14, 2003, as Chairman of the Board and as a director of the Bank and has relinquished his duties as Chief Executive Officer of the Bank. In addition, Executive hereby resigns, effective as of December 31, 2003, as President of the Company and as a director of the Company.


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         9.       Certain Fees and Expenses. The Company agrees to pay promptly, as incurred, and to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee or performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code.

         10. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by any court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, it is the intention of the Company and the Executive that such provision shall be appropriately altered by such court or other authority to render such provision valid and enforceable to the fullest extent possible, and, in any event, that the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in force and effect and shall be in no way affected or invalidated by the invalidity or unenforceability of any other term, provision, amendment or restriction.

         11. Entire Agreement. This entire Agreement between the Company, the Bank and the Executive with respect to the subject matter contemplated in this Agreement supersedes all prior arrangements understandings with respect thereto, whether written or oral.

         12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and as to each of the Company and the Bank, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the Company and the Bank, including any successor or assign of the Company or the Bank resulting from any merger, consolidation or reorganization of the Company or the Bank, any sale of assets of the Company or


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                  the Bank or any other business combination involving the
                  Company or the Bank, and as to the Executive, this Agreement, unless otherwise specified to the contrary, shall be binding upon and shall inure to the benefit of the Executive's heirs, executors, administrators and personal representatives.

         13. Modifications. This Agreement may not be changed or modified, nor may any provision hereof be waived, except by an agreement in writing executed by the party against whom enforcement of the change, modification or waiver is asserted.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, except to the extent that the laws of the United States may be applicable to this Agreement.

         15. Unfunded Status. Despite the establishment of a trust as provided for in Section 1 or 2 hereof, it is intended that the provisions of Sections 1 and 2 hereof shall be unfunded for purposes of Title I of ERISA and that the right of the Executive or the Executive's beneficiary to receive the benefits provided in Sections 1 and 2 hereof, shall be no greater than that of an unsecured creditor of the Company or the Bank.


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         IN WITNESS WHEREOF, each of the Company and the Bank has hereunto caused its signature and seal to be affixed to this Agreement and the Executive has hereunto set his hand and seal, on the date and year set forth above.


                                       SOUTHTRUST CORPORATION


                                  By /s/ Wallace D. Malone, Jr.
                                     --------------------------------------
                                  Its
                                      -------------------------------------
ATTEST:

/s/ John D. Buchanan
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     Secretary




                                          /s/ Julian W. Banton       (L.S.)
                                  -----------------------------------
                                            Julian W. Banton
                                               Executive
WITNESS:

/s/ Jim W. Shelton
---------------------



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